Morgan Stanley Natural Resource Development Securities, Inc.
Results of Special Shareholder Meeting

On August 1, 2006, a Special Meeting of Shareholders of the
Fund was scheduled in order to vote on the proposals set
forth below. Proposal 1, with respect to Election of
Directors was approved. Proposals 2, 3, 4, and 5 failed to
obtain the quorum necessary in order to hold the meeting,
and, therefore, the meeting, with respect to those
proposals, was adjourned until August 23, 2006, to permit
further solicitation of proxies. The remaining Proposals
were all approved at the meeting held on August 23, 2006.
The results for all the proposals were as follows:

(1) Election of Directors:

                                            For    Withhol  Abstain
                                                      d
Frank L. Bowman.......................    5,142,9  187,520     0
                                             34
Kathleen A. Dennis....................... 5,144,0  186,440     0
                                             15
James F. Higgins........................  5,140,0  190,407     0
                                             48
Joseph J. Kearns......................... 5,139,4  191,006     0
                                             48
Michael F. Klein........................  5,142,7  187,734     0
                                             21
W. Allen Reed........................     5,136,6  193,782     0
                                             73
Fergus Reid..........................     5,125,6  204,822     0
                                             32

(2) Elimination of certain fundamental investment
restrictions:

                                            For    Against  Abstain
Elimination of the fundamental policy     3,693,1  192,888  125,067
restricting the Fund's ability to pledge     50
assets..........................
Elimination of the fundamental policy     3,677,7  207,413  125,903
restricting purchases of securities on       88
margin.............................
Elimination of the fundamental policy     3,728,2  163,277  119,594
prohibiting investments in oil, gas, and     34
other types of minerals or mineral
leases.........
Elimination of the fundamental policy     3,667,2  219,320  124,579
prohibiting or restricting the purchase      05
of securities of issuers in which
Directors or Officers have an
interest............................
Elimination of the fundamental policy     3,683,6  192,861  134,552
prohibiting investments for purposes of      91
exercising control....................
Elimination of the fundamental policy     3,674,9  207,017  129,104
regarding investments in unseasoned          84
companies.......................

(3) Modify certain fundamental investment restrictions for:

                                            For    Against  Abstain
Modify fundamental policy regarding       3,655,7  227,042  128,287
borrowing money......                        76
Modify fundamental policy regarding       3,655,7  228,043  127,343
loans..............                          19
Modify fundamental policy regarding       3,672,8  209,241  129,022
investment in commodities, commodity         42
contracts and futures
Contracts................
Modify fundamental policy regarding       3,671,3  215,574  124,167
issuance of senior securities...             63
Modify fundamental policy regarding       3,702,7  174,971  133,346
underwriting activities......                87

(4) Reclassify certain fundamental policies as non-
fundamental policies:

                                            For    Against  Abstain
Reclassification as non-fundamental the   3,654,5  224,141  132,425
fundamental policy regarding the short       39
sale of securities......................
Reclassification as non-fundamental the   3,674,7  205,747  130,625
fundamental policy prohibiting               32
investments in other investment
companies.............

(5) Change the Fund's classification from a diversified fund to a non-diversified fund:

                                            For    Against  Abstain
Change the Fund's classification from a   3,678,0  214,155  118,893
diversified fund to a non-diversified        57
fund.......................